Exhibit 1.01

Conflict Minerals Report of Outset Medical, Inc.

for the reporting period from January 1, 2022 to December 31, 2022

Introduction

This Conflict Minerals Report (the “Report”) of Outset Medical, Inc. (“Outset”) has been prepared pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for calendar year 2022 (the “Reporting Period”).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which are collectively referred to in this Report as “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries,” for the purposes of the Rule and this Report, are the Democratic Republic of the Congo (“DRC”) and each adjoining country. Certain other terms in this Report are defined in the Rule, Form SD or SEC Release No. 34-67716 issued by the U.S. Securities and Exchange Commission (“SEC”) on August 22, 2012, and the reader is referred to those sources for such definitions.

Company and Product Overview

Outset is headquartered in the United States and operates a manufacturing facility in Mexico. Outset is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. We believe the Tablo® Hemodialysis System, cleared by the U.S. Food and Drug Administration for use from the hospital to the home, represents a significant technological advancement that transforms the dialysis experience for patients and operationally simplifies it for providers. We designed Tablo from the ground up to be a single enterprise solution that can be utilized across the continuum of care, allowing dialysis to be delivered anywhere, anytime and by virtually anyone.

The Tablo Hemodialysis System includes: (i) the Tablo console, a compact, mobile machine consisting of an integrated water purification, on-demand dialysate production system and touchscreen interface and (ii) the Tablo cartridge, a disposable single use pre-strung cartridge that clicks into place and consists of pre-configured blood, saline, and infusion tubing. During 2022, we introduced TabloCart, a non-medical accessory for the Tablo system that provides added maneuverability and optional prefiltration storage.

This Report relates to products: (i) for which Conflict Minerals are necessary to their functionality or production; (ii) that were manufactured, or contracted to be manufactured, by Outset; and (iii) for which the manufacture was completed during the Reporting Period. These products, which are referred to in this Report collectively as the “Covered Products,” include the Tablo console and TabloCart. Based on our assessment of the underlying components, which contain only plastics, we determined that Tablo cartridges manufactured or contracted to be manufactured by us in 2022 did not contain Conflict Minerals. As a result, Tablo cartridges are not Covered Products for this Reporting Period.

Supply Chain Overview

As a “downstream” purchaser of products or components that contain Conflict Minerals, we are at the end of a very long supply chain where we manufacture or contract to manufacture products and do not directly source Conflict Minerals from mines, smelters or refiners nor specifically design Conflict Minerals into our products.

Reasonable Country-of-Origin Inquiry

We conducted a good faith, reasonable country-of-origin inquiry (“RCOI”) regarding the Conflict Minerals that were necessary to the functionality or production of the Covered Products (the “necessary Conflict Minerals”). This RCOI was reasonably designed to determine whether any of the necessary Conflict Minerals originated in the Covered Countries and whether any of the necessary Conflict Minerals may have been from recycled or scrap sources.

We compiled a list of Tier 1 (i.e., direct) suppliers in the bill of materials for the Covered Products for which the manufacture was completed during the Reporting Period, and considered these 99 suppliers to fall within the scope of our RCOI. In this Report, we refer to these suppliers as “in-scope suppliers”.

We engaged a third-party service provider, Source Intelligence, to assist us with certain elements of our RCOI and due diligence efforts as described below. Following an introductory email from Outset outlining our Conflict Minerals program requirements and identifying Source Intelligence as a partner, in-scope suppliers were contacted by Source Intelligence and asked to complete and submit a Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”). The CMRT provided a standardized method for us to use in the collection of representations, statements and data from these suppliers related to the presence, use, source and chain of custody of the Conflict Minerals in supplier components that are incorporated in the Covered Products. Following multiple reminder emails from Source Intelligence, Outset directly contacted suppliers that were unresponsive to Source Intelligence’s communications and requested that they complete and submit a CMRT.

Source Intelligence maintained an online platform for submission, validation and management of supplier responses. Suppliers generally uploaded their completed CMRTs to the online platform or completed an online version of the CMRT. Of the 99 in-scope suppliers contacted, approximately 82% (81 suppliers) responded to Outset’s request by providing a completed CMRT.

Design of Due Diligence

We designed our due diligence measures to conform, in all material respects, to the internationally recognized due diligence framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Third Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”), consistent with our position in the minerals supply chain as a downstream purchaser. The scope of our due diligence remained on Conflict Minerals - namely gold, tantalum, tin and tungsten, or 3TG.

Description of Due Diligence Measures

Our due diligence measures performed with respect to Covered Products for the Reporting Period included the following:

1.
OECD Step 1 - Establish Strong Company Management Systems

•
Conflict Minerals Policy. We adopted a Conflict Minerals policy that outlines our commitment to responsible sourcing and compliance with the rules relating to the use of Conflict Minerals necessary to manufacture our products. As set forth in our policy, we expect our suppliers to establish policies and systems designed to ensure proper tracing, monitoring and reporting of Conflict Minerals in their supply chains, to source Conflict Minerals from smelters or refiners that have been independently validated as conflict-free, and to provide related information to us upon our request. Our Conflict Minerals policy was communicated to in-scope suppliers during the Reporting Period, and is posted on our external website at: https://investors.outsetmedical.com/static-files/5a435725-69e9-45c1-a31e-0e989f952b5a.

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Conflict Minerals Team. A cross-functional team comprised of individuals from our supply chain and legal functions is responsible for managing and implementing our Conflict Minerals program. The project team met regularly over the course of 2022 and into 2023, reporting to senior management, as needed, to provide updates regarding our Conflict Minerals program and due diligence results. We engaged Source Intelligence to assist with certain elements of our Conflict Minerals program, including engaging with suppliers, collecting, processing and storing supplier responses through its online platform, reviewing and validating supplier responses, helping to identify and resolve quality control flags, and identifying potential risks. The internal project team worked collaboratively with Source Intelligence in connection with its RCOI and due diligence efforts.

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System of Controls and Transparency. In an effort to enhance its due diligence processes and improve the accuracy and completeness of supplier data, the internal project team met regularly to discuss, and worked with Source Intelligence to help document, internal operating procedures for scoping suppliers, conducting supplier outreach and follow-up, reviewing supplier responses, escalating issues related to non-responsive suppliers and data quality control, and addressing such issues. Source Intelligence maintained an online data collection platform for Outset which included the status of supplier outreach, records of supplier responses, validation of responses, information related to quality control efforts and risk classification information. The team regularly reviewed and monitored the online platform and collaborated with Source Intelligence throughout the diligence progress, including via periodic meetings. The team also set up and maintained an internal project database to track progress against project milestones.

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Strengthen Engagement with Suppliers. As discussed above, we worked collaboratively with Source Intelligence to engage with in-scope suppliers. To strengthen supplier engagement and training and facilitate supplier responsiveness to our inquiry, we offered suppliers access to online learning and help centers maintained by Source Intelligence. Through the learning center, suppliers were given access to tools to facilitate a deeper understanding of the Conflict Minerals rules and why the information was being requested, including links to multi-lingual training materials and other resources that covered topics such as how to collect and validate smelter data, how to complete a CMRT and how to manage a Conflict Minerals program. Through the help center, suppliers had an opportunity to seek help-desk support from Source Intelligence’s team of supplier support specialists. Representatives of Source Intelligence also offered assistance to suppliers as needed in connection with the follow-up outreach. In addition, to enhance our monitoring of suppliers and better communicate our expectations for responsible business conduct in general, we have deployed a Supplier Code of Conduct to our suppliers which includes a certification regarding policies and systems for conflict-free sourcing and providing related information to us upon our request.

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Grievance Mechanism. Our publicly available Conflict Minerals policy directs suppliers and other external parties to report any questions or concerns about the policy by contacting Outset at conflictminerals@outsetmedical.com.

2.
OECD Step 2 - Identify and Assess Risk in the Supply Chain

To identify risk in our supply chain, we relied on our suppliers to provide information on the presence, use, source and chain of custody of the Conflict Minerals contained in supplier products or components included in the Covered Products by requesting that in scope suppliers complete the CMRT. Source Intelligence assisted with reviewing suppliers’ completed CMRTs, evaluated supplier responses for plausibility, consistency and gaps in information, and followed up with suppliers in order to request clarification or additional information or otherwise address quality control flags.

Source Intelligence maintains a smelter and refiner database to document (i) which facilities are known metal processors (i.e., verified) based on lists published by the RMI as well as its own research and direct supplier outreach, (ii) which companies are exclusive recyclers, (iii) mine country of origin information and (iv) conflict-free certification status. To verify smelters and refiners listed by suppliers in completed CMRTs, Source Intelligence compared the identified facilities against its list of known metal processors. Supplier responses listing entities that are not verified smelters or refiners were flagged during the quality control process and suppliers were asked for further clarification.

To determine conflict-free certification status, Source Intelligence compared the verified smelters and refiners against lists of facilities that have been certified as conflict-free by independent third-party audit programs, specifically the Responsible Minerals Assurance Process (“RMAP”), developed by the RMI, the London Bullion Market Association (LBMA) Good Delivery Program and the Responsible Jewellery Council (RJC) Chain-of-Custody Certification.

Through its platform, Source Intelligence assigned a risk classification to each submitted CMRT to indicate the level of risk associated with the data provided in such CMRT and provide us with certain risk indicators designed to inform our internal risk mitigation policies and procedures. These CMRT risk classifications are based on the smelter and refiner data provided in a given CMRT (including mine country of origin information, the associated country risk level, and conflict-free certification status), as well as any flags that are raised and remain unresolved through the quality control process, such as incomplete or inconsistent responses.

3.
OECD Step 3 - Design and Implement a Strategy to Respond to Risk

We determine on a case-by-case basis the appropriate risk mitigation strategy for supply chain risks identified in the course of our due diligence efforts, including where suppliers do not cooperate with our information requests or ultimately, notwithstanding encouragement from Outset, do not meet our expectations with respect to responsible conflict-free sourcing. Potential outcomes include providing access to additional education and training, cautioning the supplier, requiring additional information or corrective actions from the supplier to address our concerns, continuing to work with the supplier while risks are addressed and escalating issues to senior management as appropriate. For any supplier that is ultimately unable to source Outset’s materials from smelters or refiners that have been certified as conflict-free by an independent third-party audit program, we plan to assess the risks on a case-by-case basis and determine proper strategies, taking into consideration various factors including supplier size and capabilities, and whether products and technologies provided by the supplier can be dual-sourced, developed, or ultimately, replaced.

4.
OECD Step 4 - Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

As a downstream purchaser, we do not have a direct relationship with the smelters and refiners in our supply chain, and we do not perform or direct audits of these entities. Instead, we rely on audits performed by independent third party audit programs, specifically the RMAP, LMBA Good Delivery Program and the RJC Chain-of-Custody Certification. These audit programs evaluate smelter and refiner activities and determine whether the smelter or refiner demonstrates that it has systems and controls in place to ensure that all materials it processes originate from conflict-free sources.

In addition, Source Intelligence attempts to directly contact smelters and refiners that are not currently certified as conflict-free to gain more information about their sourcing practices, including countries of origin and transfer, whether there are internal due diligence procedures in place or other processes the entity takes to track the chain-of-custody on the source of its mineral ores. Source Intelligence also performs internet research to determine whether there are any outside sources of information regarding the facility’s sourcing practices.

5.
OECD Step 5 - Report on Supply Chain Due Diligence

We expect to report annually, to the extent required by the Rule, and have posted our Form SD containing this Report on our website at: https://investors.outsetmedical.com/financial-information/sec-filings.

Results of Due Diligence Performed

The due diligence measures described above revealed the following:

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Of the 99 in-scope suppliers contacted for the Reporting Period, approximately 82% (81 suppliers) responded by providing completed CMRTs, and are considered “responsive.” The remaining 18% (18 suppliers) did not provide a completed CMRT even after our and Source Intelligence’s follow-up outreach efforts and are considered “non-responsive.”

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Of the 81 suppliers that provided completed CMRTs, approximately 41 reported having no Conflict Minerals in their products and 40 reported having Conflict Minerals in their products.

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Of the 342 verified smelters and refiners reported by our in-scope suppliers (as set forth on Appendix 1), approximately 71% have been certified as conflict-free by at least one independent third-party audit program, are actively moving through the certification process or have committed to undergo an audit.

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While 50 of the 342 verified smelters and refiners are believed to source from at least one Covered Country based on information in Source Intelligence’s smelter database, 45 of these 50 entities have been certified as conflict-free by at least one independent third party audit program.

With respect to those responsive suppliers that listed in their CMRTs one or more smelters or refiners which, based on Source Intelligence’s smelter database, are believed to source from at least one Covered Country but have not been independently certified as conflict-free, a substantial majority provided a company-level CMRT, rather than a product-level response specific to the components supplied to Outset and incorporated in the Covered Products. In addition, Source Intelligence’s smelter database identifies all countries from which a particular metal processor is believed to source materials on an enterprise-wide basis. As a result, we believe our data may contain a number of “false positives” in relation to the risk that our necessary Conflict Minerals were sourced from a smelter or refiner that in turn sourced them from a Covered Country and is not certified-as conflict free.

Identified Smelters and Refiners

We have listed on Appendix 1 the verified smelters and refiners (by metal) identified by our in-scope suppliers in completed CMRTs as a result of our RCOI and due diligence, as well as, based on information from the Source Intelligence smelter database, the RMI identification, location and conflict-free certification status of each smelter and refiner.

Out of the 40 suppliers that reported having Conflict Minerals in their products, 32 provided company-level responses (i.e., information regarding all Conflict Minerals used in every component and product they manufacture ), 6 provided product-level responses (i.e., information for the particular types of products and components they supplied to Outset), and 2 provided responses at a different level defined by the supplier within the CMRT. As a result, some of the smelters and refiners reported to Outset and identified on Appendix 1 may not actually have been used to process the necessary Conflict Minerals in the Covered Products.

Identified Countries of Origin

We do not have sufficient information to reliably determine the countries of origin of all the necessary Conflict Minerals in the Covered Products given that certain suppliers provided inconsistent or incomplete responses or provided information at the company-level. However, based on the smelters and refiners listed by in-scope suppliers in completed CMRTs, combined with associated mine country of origin information from Source Intelligence’s smelter database, the countries of origin may include the countries listed on Appendix 2. As discussed above, because the majority of responsive suppliers provided information at the company-level, and because Source Intelligence’s smelter database tracks mine country of origin information for metal processors on an enterprise-wide basis, we believe there are likely countries of origin in Appendix 2 that are not countries of origin of the necessary Conflict Minerals included in the Covered Products. As a result, we are unable to reliably determine whether any of the necessary Conflict Minerals in the Covered Products originated in the Covered Countries or whether such Conflict Minerals were entirely from recycled or scrap sources or were from other conflict-free sources.

Efforts to Determine Mine or Location of Origin

Our efforts to determine the mines or locations of origin included the use of the due diligence measures described above.

Future Due Diligence and Risk Mitigation Measures

As we further develop our Conflict Minerals program, we intend to take the following steps to further enhance our due diligence measures and to mitigate the risk that, with respect to any of the Covered Products, necessary Conflict Minerals were used, directly or indirectly, to finance or benefit armed groups in the Covered Countries:

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Encourage our suppliers to implement responsible sourcing by using Conflict Minerals only from smelters or refiners that have been independently certified as conflict-free, including by reiterating our expectations as outlined in our Conflict Minerals policy to in-scope suppliers;

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Further develop, refine and implement our risk mitigation strategy for supply chain risks identified in the course of our due diligence; and

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Continue to engage a third-party service provider to assist with engaging suppliers, collecting, processing and storing supplier responses through an online platform, reviewing and validating supplier responses, identifying and resolving quality control flags, identifying potential risks, and conducting follow-up outreach with non-responsive suppliers and suppliers identified as having quality control flags.

Inherent Limitations on Due Diligence Measures

Our supply chain with respect to the Covered Products is complex, and our procurement and manufacturing process is significantly removed from the sourcing, mining, smelting and refining of Conflict Minerals. As a result, we do not have direct contractual relationships with smelters, refiners or mines, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of Conflict Minerals. Moreover, we believe that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals and, therefore, have taken steps to identify the applicable smelters and refiners of necessary Conflict Minerals in our supply chain using the CMRT. However, tracing these minerals to their sources is a challenge that requires us to rely on our direct suppliers in our efforts to achieve supply chain transparency, including obtaining information regarding the origin of the necessary Conflict Minerals. The information provided by suppliers or third-party service providers may be inaccurate or incomplete or subject to other irregularities. In addition, because of our relative location within the supply chain in relation to the actual extraction and transport of Conflict Minerals, our ability to verify the accuracy of information reported by suppliers is limited.

Cautionary Note on Forward-Looking Statements

Forward-looking statements in this Report are made pursuant to the safe harbor provisions of Section 21E of the Exchange Act, and other federal securities laws. Investors are cautioned that statements in this Report that are not strictly historical statements, including without limitation, our intentions and expectations regarding future supplier engagement, due diligence and risk mitigation efforts, strategy and future reporting, constitute forward-looking statements that involve risks and uncertainties. Words such as “expect,” “anticipate,” “target,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,”

“evaluate,” “may,” “will,” “should,” “would,” “could,” “potential,” “forecast,” “guidance,” “outlook,” “predicts,” variations of these words, and similar expressions are intended to identify such forward-looking statements. Actual results could differ materially from the forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside our control. Risks and uncertainties that could cause actual results to differ include, without limitation, the possibility of future regulatory changes and other developments relating to Conflict Minerals disclosures, changes in or developments related to our products or supply chain, changes to our supplier base, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on our ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others, as well as the other risks and uncertainties further described in the “Risk Factors” section of our most recent Annual Report and Quarterly Report, as well as in our other reports filed with or furnished to the SEC. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements.

We have provided information as of the date of this Report and undertake no obligation to revise or update any forward-looking statements for any reason. Subsequent events, such as the inability or unwillingness of any of our suppliers, smelters or refiners to comply with Outset’s Conflict Minerals policy, may affect our future disclosures and determinations under the Rule. In addition, our due diligence and reporting obligations under the Rule may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this Report.

APPENDIX 1

Smelters and Refiners by Metal

Based on the information that was provided by our in-scope suppliers in completed CMRTs, we believe that, to the extent reasonably determinable by Outset, the facilities that may have been used to process the necessary Conflict Minerals contained in the Covered Products included the verified smelters and refiners identified below. However, as noted above, where our suppliers provided information on a division- or company-wide basis regarding all Conflict Minerals used in every component and product they manufacture rather than responses specific to the types of products and components supplied to Outset for use in the Covered Products, the smelters and refiners reported to us by those suppliers may not actually have been used to process the necessary Conflict Minerals in the Covered Products. The below smelter information is based on data available in Source Intelligence’s smelter database as of April 2023. Any changes to the database that took place after April 2023 are not reflected.

* For purposes of the “Conflict Free Certification” status column in the table below:

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“YES” means at least one of the following is true (i) the smelter has an active RMAP certification or is in the process of renewing its certification, (ii) the smelter has obtained a Responsible Gold Certification from the LBMA and/or (iii) the smelter has obtained a Chain-of-Custody Certification from the RJC
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“ACTIVE” means the smelter or refiner is actively moving through the RMAP certification process
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“PROGRESSING” means Tungsten smelters that have committed to obtain a RMAP certification within two years of membership with the Tungsten Industry-Conflict Minerals Committee
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“NO” means the smelter or refiner is a verified metal processor based on Source Intelligence’s smelter database but has not been certified by at least one independent third-party audit program (RMAP, LBMA or RJC), is not actively moving through the RMAP certification process, and has not committed to obtain RMAP certification

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certification
Gold	8853 S.p.A.	CID002763	Italy	NO
Gold	ABC Refinery Pty Ltd.	CID002920	Australia	NO
Gold	Abington Reldan Metals, LLC	CID002708	United States	YES
Gold	Advanced Chemical Company	CID000015	United States	YES
Gold	African Gold Refinery	CID003185	Uganda	NO
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan	YES
Gold	Al Etihad Gold Refinery DMCC	CID002560	United Arab Emirates	YES
Gold	Albino Mountinho Lda.	CID002760	Portugal	NO
Gold	Alexy Metals	CID003500	United States	ACTIVE
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Germany	YES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan	YES
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Brazil	YES
Gold	Argor-Heraeus S.A.	CID000077	Switzerland	YES
Gold	Asahi Pretec Corp.	CID000082	Japan	YES
Gold	Asahi Refining Canada Ltd.	CID000924	Canada	YES
Gold	Asahi Refining USA Inc.	CID000920	United States	YES
Gold	Asaka Riken Co., Ltd.	CID000090	Japan	YES
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Turkey	NO
Gold	AU Traders and Refiners	CID002850	South Africa	NO
Gold	Augmont Enterprises Private Limited	CID003461	India	ACTIVE
Gold	Aurubis AG	CID000113	Germany	YES
Gold	Bangalore Refinery	CID002863	India	YES
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines	YES
Gold	Boliden AB	CID000157	Sweden	YES
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany	YES
Gold	C.I Metales Procesados Industriales SAS	CID003421	Colombia	ACTIVE
Gold	Caridad	CID000180	Mexico	NO
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada	YES
Gold	Cendres + Metaux S.A.	CID000189	Switzerland	NO

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certification
Gold	CGR Metalloys Pvt Ltd.	CID003382	India	NO
Gold	Chimet S.p.A.	CID000233	Italy	YES
Gold	Chugai Mining	CID000264	Japan	YES
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	China	YES
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Germany	NO
Gold	Dijllah Gold Refinery FZC	CID003348	United Arab Emirates	NO
Gold	Dongwu Gold Group	CID003663	China	NO
Gold	Dowa	CID000401	Japan	YES
Gold	DSC (Do Sung Corporation)	CID000359	Korea, Republic of	YES
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Japan	YES
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Japan	YES
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Japan	YES
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	India	NO
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	India	NO
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	India	NO
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	India	NO
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates	YES
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Zimbabwe	NO
Gold	Fujairah Gold FZC	CID002584	United Arab Emirates	NO
Gold	Geib Refining Corporation	CID002459	United States	YES
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	India	ACTIVE
Gold	Gold by Gold Colombia	CID003641	Colombia	YES
Gold	Gold Coast Refinery	CID003186	Ghana	NO
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	China	YES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	China	YES
Gold	Guangdong Jinding Gold Limited	CID002312	China	NO
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	China	NO
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	China	NO
Gold	Heimerle + Meule GmbH	CID000694	Germany	YES
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	China	YES
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Germany	YES
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	China	NO
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	China	NO
Gold	HwaSeong CJ CO., LTD.	CID000778	Korea, Republic of	NO
Gold	Industrial Refining Company	CID002587	Belgium	NO
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China	YES
Gold	International Precious Metal Refiners	CID002562	United Arab Emirates	NO
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan	YES
Gold	Istanbul Gold Refinery	CID000814	Turkey	YES
Gold	Italpreziosi	CID002765	Italy	YES
Gold	JALAN & Company	CID002893	India	NO
Gold	Japan Mint	CID000823	Japan	YES
Gold	Jiangxi Copper Co., Ltd.	CID000855	China	YES
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Russian Federation	NO
Gold	JSC Uralelectromed	CID000929	Russian Federation	NO
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan	YES
Gold	K.A. Rasmussen	CID003497	Norway	NO
Gold	Kaloti Precious Metals	CID002563	United Arab Emirates	NO
Gold	Kazakhmys Smelting LLC	CID000956	Kazakhstan	NO
Gold	Kazzinc	CID000957	Kazakhstan	YES
Gold	Kennecott Utah Copper LLC	CID000969	United States	YES
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Poland	YES
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan	YES

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certification
Gold	Korea Zinc Co., Ltd.	CID002605	Korea, Republic of	YES
Gold	Kundan Care Products Ltd.	CID003463	India	NO
Gold	Kyrgyzaltyn JSC	CID001029	Kyrgyzstan	NO
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Russian Federation	NO
Gold	L'azurde Company For Jewelry	CID001032	Saudi Arabia	NO
Gold	Lingbao Gold Co., Ltd.	CID001056	China	NO
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	China	NO
Gold	L'Orfebre S.A.	CID002762	Andorra	YES
Gold	LS-NIKKO Copper Inc.	CID001078	Korea, Republic of	YES
Gold	LT Metal Ltd.	CID000689	Korea, Republic of	YES
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	China	NO
Gold	Marsam Metals	CID002606	Brazil	NO
Gold	Materion	CID001113	United States	YES
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan	YES
Gold	MD Overseas	CID003548	India	NO
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	South Africa	YES
Gold	Metallix Refining Inc.	CID003557	United States	NO
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China	YES
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore	YES
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	China	YES
Gold	Metalor Technologies S.A.	CID001153	Switzerland	YES
Gold	Metalor USA Refining Corporation	CID001157	United States	YES
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Mexico	YES
Gold	Mitsubishi Materials Corporation	CID001188	Japan	YES
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan	YES
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	India	YES
Gold	Modeltech Sdn Bhd	CID002857	Malaysia	NO
Gold	Morris and Watson	CID002282	New Zealand	NO
Gold	Moscow Special Alloys Processing Plant	CID001204	Russian Federation	NO
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Turkey	YES
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan	YES
Gold	NH Recytech Company	CID003189	Korea, Republic of	YES
Gold	Nihon Material Co., Ltd.	CID001259	Japan	YES
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria	YES
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan	YES
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Russian Federation	NO
Gold	OJSC Novosibirsk Refinery	CID000493	Russian Federation	NO
Gold	PAMP S.A.	CID001352	Switzerland	YES
Gold	Pease & Curren	CID002872	United States	NO
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	China	NO
Gold	Planta Recuperadora de Metales SpA	CID002919	Chile	YES
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation	NO
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia	YES
Gold	PX Precinox S.A.	CID001498	Switzerland	YES
Gold	QG Refining, LLC	CID003324	United States	NO
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa	YES
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	China	NO
Gold	REMONDIS PMR B.V.	CID002582	Netherlands	YES
Gold	Royal Canadian Mint	CID001534	Canada	YES
Gold	SAAMP	CID002761	France	YES
Gold	Sabin Metal Corp.	CID001546	United States	NO
Gold	Safimet S.p.A	CID002973	Italy	NO
Gold	SAFINA A.S.	CID002290	Czech Republic	YES
Gold	Sai Refinery	CID002853	India	NO
Gold	Samduck Precious Metals	CID001555	Korea, Republic of	NO
Gold	SAMWON METALS Corp.	CID001562	Korea, Republic of	NO
Gold	Sancus ZFS (L’Orfebre, SA)	CID003529	Colombia	YES
Gold	Sellem Industries Ltd.	CID003540	Mauritania	NO

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certification
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Spain	YES
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	China	YES
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	China	NO
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	China	NO
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China	YES
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750	China	NO
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	China	NO
Gold	Shirpur Gold Refinery Ltd.	CID002588	India	NO
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China	YES
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan	NO
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russian Federation	NO
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan	YES
Gold	Sovereign Metals	CID003383	India	NO
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Lithuania	NO
Gold	Sudan Gold Refinery	CID002567	Sudan	NO
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan	YES
Gold	SungEel HiMetal Co., Ltd.	CID002918	Korea, Republic of	YES
Gold	Super Dragon Technology Co., Ltd.	CID001810	Taiwan	NO
Gold	T.C.A S.p.A	CID002580	Italy	YES
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan	YES
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan	YES
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	China	NO
Gold	TOO Tau-Ken-Altyn	CID002615	Kazakhstan	YES
Gold	Torecom	CID001955	Korea, Republic of	YES
Gold	Umicore Precious Metals Thailand	CID002314	Thailand	NO
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Belgium	YES
Gold	United Precious Metal Refining, Inc.	CID001993	United States	YES
Gold	Valcambi S.A.	CID002003	Switzerland	YES
Gold	WEEEREFINING	CID003615	France	ACTIVE
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Australia	YES
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany	YES
Gold	Yamakin Co., Ltd.	CID002100	Japan	YES
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan	YES
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	China	NO
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China	YES
Tantalum	5D Production OU	CID003926	Estonia	NO
Tantalum	AMG Brasil	CID001076	Brazil	YES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China	YES
Tantalum	D Block Metals, LLC	CID002504	United States	YES
Tantalum	F&X Electro-Materials Ltd.	CID000460	China	YES
Tantalum	FIR Metals & Resource Ltd.	CID002505	China	YES
Tantalum	Global Advanced Metals Aizu	CID002558	Japan	YES
Tantalum	Global Advanced Metals Boyertown	CID002557	United States	YES
Tantalum	H.C. Starck Inc.	CID002548	United States	YES
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China	YES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China	YES
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	China	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China	YES
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China	YES
Tantalum	KEMET de Mexico	CID002539	Mexico	YES
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India	YES
Tantalum	Mineracao Taboca S.A.	CID001175	Brazil	YES
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China	YES
Tantalum	NPM Silmet AS	CID001200	Estonia	YES
Tantalum	QuantumClean	CID001508	United States	YES

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certification
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Brazil	YES
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	China	YES
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Russian Federation	NO
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan	YES
Tantalum	TANIOBIS Co., Ltd.	CID002544	Thailand	YES
Tantalum	TANIOBIS GmbH	CID002545	Germany	YES
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Japan	YES
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Germany	YES
Tantalum	Telex Metals	CID001891	United States	YES
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan	YES
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	China	YES
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	China	YES
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	China	YES
Tin	Alpha	CID000292	United States	YES
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Viet Nam	NO
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	China	YES
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	China	YES
Tin	China Tin Group Co., Ltd.	CID001070	China	YES
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Brazil	YES
Tin	CRM Synergies	CID003524	Spain	YES
Tin	CV Ayi Jaya	CID002570	Indonesia	YES
Tin	CV Venus Inti Perkasa	CID002455	Indonesia	YES
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	China	NO
Tin	Dowa	CID000402	Japan	YES
Tin	DS Myanmar	CID003831	Myanmar	YES
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Viet Nam	NO
Tin	EM Vinto	CID000438	Bolivia	YES
Tin	Estanho de Rondonia S.A.	CID000448	Brazil	YES
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Brazil	YES
Tin	Fenix Metals	CID000468	Poland	YES
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	China	NO
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	China	NO
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China	YES
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	China	ACTIVE
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China	NO
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	China	YES
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	China	YES
Tin	Luna Smelter, Ltd.	CID003387	Rwanda	YES
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil	YES
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia	YES
Tin	Melt Metais e Ligas S.A.	CID002500	Brazil	ACTIVE
Tin	Metallic Resources, Inc.	CID001142	United States	YES
Tin	Metallo Belgium N.V.	CID002773	Belgium	YES
Tin	Metallo Spain S.L.U.	CID002774	Spain	YES
Tin	Mineracao Taboca S.A.	CID001173	Brazil	YES
Tin	Minsur	CID001182	Peru	YES
Tin	Mitsubishi Materials Corporation	CID001191	Japan	YES
Tin	Modeltech Sdn Bhd	CID002858	Malaysia	NO
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Viet Nam	NO
Tin	Novosibirsk Processing Plant Ltd.	CID001305	Russian Federation	NO
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand	YES
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines	YES
Tin	Operaciones Metalurgicas S.A.	CID001337	Bolivia	YES
Tin	Pongpipat Company Limited	CID003208	Myanmar	NO
Tin	Precious Minerals and Smelting Limited	CID003409	India	NO
Tin	PT Aries Kencana Sejahtera	CID000309	Indonesia	YES

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certification
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia	YES
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia	YES
Tin	PT Babel Inti Perkasa	CID001402	Indonesia	YES
Tin	PT Babel Surya Alam Lestari	CID001406	Indonesia	YES
Tin	PT Bangka Prima Tin	CID002776	Indonesia	YES
Tin	PT Bangka Serumpun	CID003205	Indonesia	YES
Tin	PT Bangka Tin Industry	CID001419	Indonesia	PROGRESSING
Tin	PT Belitung Industri Sejahtera	CID001421	Indonesia	ACTIVE
Tin	PT Bukit Timah	CID001428	Indonesia	YES
Tin	PT Cipta Persada Mulia	CID002696	Indonesia	YES
Tin	PT Menara Cipta Mulia	CID002835	Indonesia	YES
Tin	PT Mitra Stania Prima	CID001453	Indonesia	YES
Tin	PT Mitra Sukses Globalindo	CID003449	Indonesia	YES
Tin	PT Panca Mega Persada	CID001457	Indonesia	NO
Tin	PT Premium Tin Indonesia	CID000313	Indonesia	YES
Tin	PT Prima Timah Utama	CID001458	Indonesia	YES
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	Indonesia	YES
Tin	PT Rajawali Rimba Perkasa	CID003381	Indonesia	YES
Tin	PT Refined Bangka Tin	CID001460	Indonesia	YES
Tin	PT Sariwiguna Binasentosa	CID001463	Indonesia	YES
Tin	PT Stanindo Inti Perkasa	CID001468	Indonesia	YES
Tin	PT Sukses Inti Makmur	CID002816	Indonesia	YES
Tin	PT Timah Nusantara	CID001486	Indonesia	ACTIVE
Tin	PT Timah Tbk Kundur	CID001477	Indonesia	YES
Tin	PT Timah Tbk Mentok	CID001482	Indonesia	YES
Tin	PT Tinindo Inter Nusa	CID001490	Indonesia	NO
Tin	PT Tirus Putra Mandiri	CID002478	Indonesia	NO
Tin	PT Tommy Utama	CID001493	Indonesia	YES
Tin	Resind Industria e Comercio Ltda.	CID002706	Brazil	YES
Tin	Rui Da Hung	CID001539	Taiwan	YES
Tin	Super Ligas	CID002756	Brazil	ACTIVE
Tin	Thaisarco	CID001898	Thailand	YES
Tin	Tin Technology & Refining	CID003325	United States	YES
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Viet Nam	NO
Tin	VQB Mineral and Trading Group JSC	CID002015	Viet Nam	NO
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Brazil	YES
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	China	YES
Tin	Yunnan Tin Company Limited	CID002180	China	YES
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	China	NO
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Japan	YES
Tungsten	ACL Metais Eireli	CID002833	Brazil	ACTIVE
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Brazil	ACTIVE
Tungsten	Artek LLC	CID003553	Russian Federation	NO
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam	YES
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China	YES
Tungsten	China Molybdenum Co., Ltd.	CID002641	China	YES
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China	YES
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	China	NO
Tungsten	Cronimet Brasil Ltda	CID003468	Brazil	YES
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	China	YES
Tungsten	Fujian Xinlu Tungsten	CID003609	China	YES
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	China	YES
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China	YES
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China	YES
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China	YES
Tungsten	Global Tungsten & Powders Corp.	CID000568	United States	YES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China	YES
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany	YES

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certification
Tungsten	HANNAE FOR T Co., Ltd.	CID003978	Korea, Republic of	NO
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	China	YES
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China	YES
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation	NO
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan	YES
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China	YES
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China	YES
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	China	NO
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China	YES
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China	YES
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China	YES
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CID003417	China	YES
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	Russian Federation	NO
Tungsten	Kennametal Fallon	CID000966	United States	YES
Tungsten	Kennametal Huntsville	CID000105	United States	YES
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Taiwan	YES
Tungsten	LLC Vostok	CID003643	Russian Federation	ACTIVE
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China	YES
Tungsten	Masan High-Tech Materials	CID002543	Viet Nam	YES
Tungsten	Moliren Ltd.	CID002845	Russian Federation	ACTIVE
Tungsten	Niagara Refining LLC	CID002589	United States	YES
Tungsten	NPP Tyazhmetprom LLC	CID003416	Russian Federation	ACTIVE
Tungsten	OOO “Technolom” 1	CID003614	Russian Federation	ACTIVE
Tungsten	OOO “Technolom” 2	CID003612	Russian Federation	ACTIVE
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Philippines	YES
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Germany	YES
Tungsten	Unecha Refractory Metals Plant	CID002724	Russian Federation	NO
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Austria	YES
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China	YES
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China	YES
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662	China	NO

APPENDIX 2

Potential Countries of Origin of Conflict Minerals

Angola	Guyana	Peru
Argentina	Hong Kong	Philippines
Armenia	Hungary	Poland
Australia	India	Portugal
Austria	Indonesia	Recycle/Scrap
Belarus	Ireland	Russian Federation
Belgium	Israel	Rwanda
Bermuda	Italy	Saudi Arabia
Bolivia	Ivory Coast	Sierra Leone
Brazil	Japan	Singapore
Burundi	Jersey	Slovakia
Cambodia	Kazakhstan	South Africa
Canada	Kenya	South Sudan
Central African Republic	Korea, Republic of	Spain
Chile	Kyrgyzstan	Suriname
China	Laos	Sweden
Colombia	Luxembourg	Switzerland
Congo (Brazzaville)	Madagascar	Taiwan
Czech Republic	Malaysia	Tajikistan
Djibouti	Mali	Tanzania
DRC- Congo (Kinshasa)	Mexico	Thailand
Ecuador	Mongolia	Turkey
Egypt	Morocco	Uganda
Estonia	Mozambique	United Arab Emirates
Ethiopia	Myanmar	United Kingdom
Finland	Namibia	United States
France	Netherlands	Uzbekistan
Germany	New Zealand	Viet Nam
Ghana	Niger	Zambia
Guinea	Nigeria	Zimbabwe
Papua New Guinea